Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Everest Funds:

In planning and performing our audit of the financial statements of Everest Funds (a Delaware business trust) (consisting of the Everest America Fund portfolio) as of and for the year ended October 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Everest Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of Everest Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Everest Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of Everest Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in Everest Funds’ internal control over financial reporting and its operations, including controls over safeguarding securities that we considered to be a material weakness as defined above as of October 31, 2007.

This report is intended solely for the information and use of management and the board of directors of Everest Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Omaha, Nebraska
December 21, 2007